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                                                                     EXHIBIT 5.1


                             TROUTMAN SANDERS LLP
                         NationsBank Plaza, Suite 5200
                          600 Peachtree Street, N.E.
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                            www.troutmansanders.com
                            TELEPHONE: 404-885-3000
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                                  June 16, 1999



Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901

                  Re:      Carmike Cinemas, Inc. Exchange Offer

Ladies and Gentlemen:

         We have acted as counsel to Carmike Cinemas, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-77333), as amended (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offer to exchange (the "Exchange Offer") $200,000,000 in aggregate principal amount of the Company's 93/8% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes") for an equal principal amount of the Company's outstanding 93/8% Series A Senior Subordinated Notes due 2009 (the "Original Notes"). The Exchange Notes will be guaranteed (the "Guarantees") by each of the Company's wholly-owned domestic subsidiaries (the "Guarantors").

         The Original Notes were, and the Exchange Notes are being, issued pursuant to an Indenture dated as of February 3, 1999 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee.

         We have reviewed copies of the Registration Statement and the related Prospectus, the Indenture and the form of Exchange Note and Guarantee attached as exhibits thereto and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         (i) assuming (a) due authorization, execution and delivery of the Indenture by the Company, (b) establishment of the terms of the Exchange Notes in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of



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[TROUTMAN SANDERS LLP LETTERHEAD]

Carmike Cinemas, Inc.
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June 16, 1999


                  the Exchange Notes in accordance with the Indenture and exchange for a like principal amount of validly tendered Original Notes, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law); and

         (ii) assuming due authorization, execution and delivery of the Indenture by the Guarantors, each Guarantee will constitute the valid and binding obligation of the respective Guarantor enforceable against the Guarantor in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law).

         In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Latham & Watkins attached hereto.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Troutman Sanders LLP under the caption "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,




                                    /s/ TROUTMAN SANDERS LLP